UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 24, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 24, 2007, Nuance Communications, Inc. (“Nuance”) completed its acquisition of all of the outstanding capital stock of BeVocal, Inc. (“BeVocal”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Beryllium Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nuance (“Sub I”), Beryllium Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Nuance (“Sub II”), and BeVocal. The Merger Agreement was filed as Exhibit 2.1 to Nuance’s Current Report on Form 8-K filed with the Commission on February 22, 2007, and is hereby incorporated herein by reference. Pursuant to the terms of the Merger Agreement, Sub I was merged (the “First Step Merger”) with and into BeVocal with BeVocal continuing as the interim surviving corporation, and subsequently, BeVocal was merged (the “Second Step Merger” and together with the First Step Merger, the “Merger”) with and into Sub II with Sub II continuing as the surviving entity and a wholly owned subsidiary of Nuance. The aggregate consideration to be delivered to the former stockholders of BeVocal consists of (i) approximately 8.3 million shares of Nuance common stock, (ii) an initial payment of approximately $15 million in cash, net of the estimated cash closing balance of BeVocal, and (iii) a contingent payment of up to an additional $60,000,000 in cash to be paid, if at all, approximately 18 months following the closing, upon the achievement of certain performance objectives. The merger consideration will be paid to the former BeVocal stockholders in accordance with the terms of the Merger Agreement. The terms of the Merger are more fully described in the Merger Agreement, which was filed by Nuance as Exhibit 2.1 to the Current Report on Form 8-K filed on February 27, 2007, and is incorporated herein by reference. A copy of the press release announcing the closing of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02.    Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance will issue to the former stockholders of BeVocal approximately 8.3 million shares of Nuance common stock. These shares are expected to be issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance and exchange of securities approved after a public hearing upon the fairness of the terms and conditions of the exchange by a state commission authorized by law to grant such approval. Following such a public fairness hearing held before the California Department of Corporations on April 19, 2007, in accordance with Section 25142 of the California Corporate Securities Law of 1968, as amended, Nuance was issued a Permit to issue Nuance common stock in connection with the Merger.
Item 9.01.    Financial Statements and Exhibits.
(d)   Exhibits
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Beryllium Acquisition Corporation, Beryllium Acquisition LLC and BeVocal, Inc. dated as of February 21, 2007 (incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Commission on February 27, 2007).
99.1	Press Release dated April 25, 2007 by Nuance Communications, Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: April 30, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer